UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2015

MONSANTO COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 694-1000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 16, 2015, Monsanto Company (the “Company”) entered into a subscription agreement (the “Subscription Agreement,” which term includes the Pricing Agreement attached thereto as Exhibit I) with E.Sun Commercial Bank, Ltd. and MasterLink Securities Corporation (collectively, the “Managers”), related to the sale by the Company of $365,000,000 principal amount of its 4.30% Senior Notes due 2045 (the “Notes”). The Notes were issued on January 29, 2015 pursuant to an Indenture (the “Indenture”), dated as of July 1, 2014, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

In connection with the offering of the Notes, we are filing this Current Report on Form 8-K to add the following exhibits to the Company’s Registration Statement on Form S-3 (File No. 333-197036): (i) the Subscription Agreement and Pricing Agreement (Exhibit 1.1 to this Current Report on Form 8-K), (ii) the form of Note (Exhibit 4.1 to this Current Report on Form 8-K) and (iii) the opinion and consent of counsel with respect to the status of the Notes as binding obligations (Exhibit 5.1 to this Current Report on Form 8-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Subscription Agreement and Pricing Agreement, dated as of January 16, 2015, by and among Monsanto Company and E.Sun Commercial Bank, Ltd. and MasterLink Securities Corporation, as representatives of the Managers.

4.1	Form of 4.30% Note due 2045.

5.1	Opinion of Bryan Cave LLP.

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MONSANTO COMPANY

Date: January 29, 2015	By:	/s/ Sonya M. Davis
Name: Sonya M. Davis
Title: Assistant Secretary

EXHIBIT INDEX

1.1	Subscription Agreement and Pricing Agreement, dated as of January 16, 2015, by and among Monsanto Company and E.Sun Commercial Bank, Ltd. and MasterLink Securities Corporation, as representatives of the Managers.

4.1	Form of 4.30% Note due 2045.

5.1	Opinion of Bryan Cave LLP.

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1).

4